EXHIBIT 99.1

FOR RELEASE AT 4:05pm EDT

Contacts:

Paul Rosenbaum                                  Investors
Rentrak Corporation                             PondelWilkinson Parham
Chairman & CEO                                  Ron Parham
503-284-7581                                    503-924-1186
exitpoll@aol.com                                rparham@pondel.com


              RENTRAK'S FIRST QUARTER NET INCOME INCREASES TENFOLD
                           ON 34 PERCENT REVENUE RISE


      PORTLAND, Ore. (August 16, 2004)--Rentrak Corp. (Nasdaq:RENT) today announced net income of $1.4 million, or $0.13 per diluted share, for the first fiscal quarter ended June 30, 2004, a tenfold increase over net income of $131,000, or $0.01 per diluted share, for the same period one year ago, as restated. Consolidated revenues for the fiscal 2005 first quarter grew 33.9 percent, to $25.3 million, compared with $18.9 million in last year's restated first quarter. Last year's first quarter revenues included $4.1 million from the company's former fulfillment subsidiary, 3PF.com, Inc., which ceased operations, July 31, 2003.

      First quarter  revenues from the company's  entertainment  operations grew
71.2 percent, to $25.3 million compared with $14.8 million in last year's first fiscal quarter, as restated, primarily due to increased activity under new and existing revenue-sharing programs. In addition, a portion of the revenue growth came from the company's existing and new information management services. First quarter selling, general and administrative expenses totaled $4.4 million, a modest 2.3 percent increase compared with last year's fiscal first quarter.

      Rentrak Chairman and Chief Executive Officer Paul Rosenbaum commented, "We're extremely pleased with the results of our most recent quarter. Our revenue-sharing business continues to benefit from the combined DVD/VHS revenue-sharing programs we signed in fiscal 2004, providing the profitability and ultimate cash flow we need to aggressively pursue the substantial growth opportunities we see in our new business intelligence service offerings."

      "During the quarter, we continued to lay the foundation for future revenue and earnings growth by securing access to anonymous transactional data from additional movie theaters in the

Rentrak Fiscal 2005 First Quarter Net Income Increases Tenfold on 34 Percent Revenue Rise
Page 2 of 4

U.S. and abroad, more video and videogame stores, more retailers, and more cable companies. Each additional source of transactional data we obtain puts us one step closer to providing content providers, developers, marketers and advertisers a fully comprehensive total-market view of their programs' and products' performance."

      "In the box office and home video distribution channels, the breadth and depth of transaction data we collect and report to studios and other customers is unmatched. We aspire to achieving this same level in the retail sales and on-demand distribution channels."

      "On-demand television is being aggressively deployed and promoted by the cable industry and allows cable companies and advertisers to track consumers' TV viewing as measurable purchase transactions. Rentrak and the cable industry agree that, to be successful in today's digital world, the industry needs a service that can count and provide timely transaction-based reporting about consumers' purchasing behavior. Rentrak's OnDemand Essentials(TM) is the first service to deliver on this critical need."

      "The digital nature of on-demand television allows Rentrak to offer a superior alternative to the outdated sampling methodology that has been used during the past 60 years of television. Rentrak's core competencies position us perfectly to be the leader in providing this new capability. We've been capturing massive amounts of transactional data and making sense of it for over 15 years."

      "As we announced July 19th, OnDemand Essentials' newest cable partner is Insight Communications, with whom we will launch a 12-city pilot program beginning in September. OnDemand Essentials collects and aggregates on-demand viewership data and delivers in-depth analysis of viewing patterns to help studios, television networks, advertisers and cable companies, such as Insight, better understand viewer preferences for on-demand content."

      "Last week we announced that Music Choice, the country's largest interactive music network, had joined our on-demand pilot program, becoming the first cable network to subscribe to OnDemand Essentials. This relationship is very significant for Rentrak, not only because Music Choice represents our first revenue-generating customer for OnDemand Essentials, but also because by participating in our pilot program, Music Choice is validating our contention that to be successful, the growing on-demand market requires the ability to capture and analyze aggregated

Rentrak Fiscal 2005 First Quarter Net Income Increases Tenfold on 34 Percent Revenue Rise
Page 3 of 4

transactional data. OnDemand Essentials is designed to benefit Music Choice and hundreds of other networks and advertisers by providing web-based, flexible, real-time reporting on aggregated, anonymous viewing patterns of their programs. We believe OnDemand Essentials can help programmers accelerate their deployment of new customized on-demand services in partnership with cable companies."

      Rosenbaum concluded, "Fiscal 2005 holds great potential for Rentrak and we are intensely focused on the opportunities ahead. We're seizing the opportunity to redefine the business of viewing measurement with state-of-the-art methodologies and tools that are as sophisticated as the digital technologies used to deliver the programming."

Business Outlook
      The company is experiencing great change and investing in the expansion of several recently launched new services. Demand for some of these new services is dependent on the media and entertainment industry's successful deployment, and consumers' adoption, of new distribution technologies and viewing options. As a result, the timing, magnitude and pace of expansion in the company's new business services are extremely difficult to forecast at this time. In addition, the company's core revenue-sharing business can be subject to changes in its existing supplier and customer base.

      Based on current customer agreements and titles scheduled for release under combined DVD/VHS revenue-sharing programs, the company expects fiscal second quarter revenues and net income to increase compared with the second quarter of fiscal 2004, and to ultimately produce the necessary cash flow to enable the company to continue investing in its new business intelligence services.

      The company is currently in discussions with a retailer that accounted for 17 percent of fiscal 2004 revenues and 32 percent of revenues in the first quarter of fiscal 2005, to replace the current purchasing agreement with the retailer that expires at the end of the second fiscal quarter, September 30, 2004. Regardless of the outcome of these negotiations, the company expects cash flow from revenue-sharing to moderate during the second half of fiscal 2005, but believes its cash flow will remain sufficient to continue funding deployment of its new services for the foreseeable future.

Rentrak Fiscal 2005 First Quarter Net Income Increases Tenfold on 34 Percent Revenue Rise
Page 4 of 4

Conference Call
      Rentrak has scheduled a conference call for 2 p.m. (PDT) August 16, 2004 to discuss the company's financial performance. Shareowners, members of the media and other interested parties may participate in the call by dialing 1-800-265-0241 from the U.S. or Canada, or 617-847-8704 for international callers, passcode 58673041. This call is being webcast by CCBN and can be accessed at Rentrak's web site at www.rentrak.com where it will be archived through August 16, 2005. The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

About Rentrak Corporation


      Rentrak Corporation, based in Portland, Oregon, is the developer of the Essentials(TM) suite of web-based information management and business intelligence products used by clients in the media, entertainment, retail and manufacturing industries. Vertical market editions of Essentials(TM) applications are customizable to the needs of each licensee, allowing marketers to collect, manage, analyze and make critical business decisions based on detailed, real-time point-of-sale and supply chain data. The Essentials(TM) suite of services offers competitive advantages to executives in selected industries by providing timely and actionable insight into their own company's performance in tandem with valuable perspective against aggregated industry-wide data. For further information, please visit Rentrak's corporate web site at http://www.rentrak.com.

Safe Harbor Statement

      When used in this discussion, the words "anticipates," "expects," "intends" and similar expressions are intended to identify forward-looking statements. Such statements relate to, among other things, the revenues and results of operations for the company's PPT(R) and business intelligence services and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could affect Rentrak's financial results include customer demand for movies in various media formats subject to company guarantees, the company's ability to attract new revenue-sharing customers and retain existing customers,the company's success in maintaining its relationships with studios and other product suppliers, the company's ability to successfully develop and market new services to create new revenue streams, and Rentrak's customers continuing to comply with the terms of their agreements. Additional factors that could affect Rentrak's financial results are described in Rentrak's March 31, 2004 annual report on Form 10-K and subsequent quarterly reports, filed with the Securities and Exchange Commission. Results of operations in any past period should not be considered indicative of the results to be expected for future periods.

      Business outlook statements are based on current expectations. These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The inclusion of any statement in this release does not constitute a suggestion by the company or any other person that the events or circumstances described in such statements are material. The company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.

                            RENTRAK CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                         June 30,       March 31,
                                                           2004           2004(1)
                                                        -----------    -----------
ASSETS                                                  (UNAUDITED)
CURRENT ASSETS:
    Cash and cash equivalents                           $ 8,648,030    $ 8,735,683
    Accounts receivable, net of allowance for doubtful
       accounts of $953,689 and $839,122                 20,261,232     15,389,867
    Advances to program suppliers                         2,988,311      4,188,222
    Income tax receivable                                    47,214         68,384
    Deferred tax asset                                    1,380,709      2,262,186
    Other current assets                                  1,191,895      1,160,952
                                                        -----------    -----------
    Total current assets                                 34,517,391     31,805,294

PROPERTY AND EQUIPMENT, net                               2,546,250      2,466,668
DEFERRED TAX ASSET                                        1,221,074      1,099,660
OTHER ASSETS                                                794,304        831,617
                                                        -----------    -----------
          TOTAL ASSETS                                  $39,079,019    $36,203,239
                                                        ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable                                   $16,455,868    $15,446,818
     Accrued liabilities                                  1,020,198        889,377
     Accrued compensation                                   595,877        598,875
     Deferred revenue                                       267,437        237,575
                                                        -----------    -----------
          Total current liabilities                      18,339,380     17,172,645
                                                        -----------    -----------

LONG-TERM LIABILITIES:
     Lease obligations and deferred gain                    202,863        234,922

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
     Preferred stock, $.001 par value;
       Authorized:  10,000,000 shares, none issued               --             --
      Common stock,  $.001 par value;
       Authorized:  30,000,000 shares
         Issued and outstanding: 9,805,620 shares
         at June 30, 2004 and 9,739,537 at
         March 31, 2004                                       9,806          9,740
     Capital in excess of par value                      41,449,775     41,093,976
     Accumulated other comprehensive income                 180,879        180,879
     Accumulated deficit                                (21,103,684)   (22,488,923)
                                                        -----------    -----------
     Total stockholders' equity                          20,536,776     18,795,672
                                                        -----------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $39,079,019    $36,203,239
                                                        ===========    ===========

(1) Derived from the Company's March 31, 2004 audited consolidated financial statements.

                               RENTRAK CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                  Three Months Ended June 30,
                                  2004                 2003
                               -----------          -----------
                                                     (Restated)
REVENUES                       $25,333,002          $18,914,372

OPERATING EXPENSES:
   Cost of sales                18,777,061           14,459,088
   Selling and administrative    4,431,179            4,330,549
                               -----------          -----------

                                23,208,240           18,789,637
                               -----------          -----------

INCOME FROM OPERATIONS           2,124,762              124,735
                               -----------          -----------

OTHER INCOME (EXPENSE):
   Interest income                  57,845               55,439
   Interest expense                 (1,131)              (6,049)
                               -----------          -----------
                                    56,714               49,390
                               -----------          -----------


INCOME BEFORE TAXES              2,181,476              174,125

PROVISION FOR INCOME TAXES         796,237               43,531
                               -----------          -----------

NET INCOME                     $ 1,385,239            $ 130,594
                               ===========          ===========

NET INCOME PER SHARE:
    Basic                      $      0.14          $      0.01
                               ===========          ===========
    Diluted                    $      0.13          $      0.01
                               ===========          ===========

                                   RENTRAK CORPORATION
                     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                       (UNAUDITED)

                                      Three Months Ended June 30, 2004

                             ENTERTAINMENT        FULFILLMENT     TOTAL
                              ------------         --------    ------------

REVENUES                      $ 25,333,002         $     --    $ 25,333,002

OPERATING EXPENSES:
   Cost of sales                18,771,028            6,033      18,777,061
   Selling and administrative    4,420,591           10,588       4,431,179
                              ------------          -------    ------------

                                23,191,619           16,621      23,208,240
                              ------------          -------    ------------


INCOME (LOSS) FROM OPERATIONS    2,141,383          (16,621)      2,124,762
                              ------------          -------    ------------

OTHER INCOME (EXPENSE):
   Interest income                  22,794           35,051          57,845
   Interest expense                 (1,131)              --          (1,131)
                              ------------          -------    ------------
                                    21,663           35,051          56,714
                              ------------          -------    ------------


INCOME BEFORE TAXES              2,163,046           18,430       2,181,476

PROVISION FOR INCOME TAXES         789,510            6,727         796,237
                              ------------          -------    ------------

NET INCOME                    $  1,373,536         $ 11,703    $  1,385,239
                              ============         ========    ============

NET INCOME PER SHARE:
    Basic                     $       0.14         $   0.00    $       0.14
                              ============         ========    ============
    Diluted                   $       0.13         $   0.00    $       0.13
                              ============         ========    ============

                               RENTRAK CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                       Three Months Ended June 30, 2003
                                                                  (restated)
                                            ENTERTAINMENT       FULFILLMENT         TOTAL
                                             ------------       -----------     ------------

REVENUES                                     $ 14,794,689       $ 4,649,827 (1) $ 18,914,372

OPERATING COSTS AND EXPENSES:
     Cost of sales                             10,757,485 (1)     4,231,747       14,459,088
     Selling, general, and administrative       3,860,547           470,002        4,330,549
                                             ------------       -----------     ------------

                                               14,618,032         4,701,749       18,789,637
                                             ------------       -----------     ------------

INCOME (LOSS) FROM OPERATIONS                     176,657           (51,922)         124,735
                                             ------------       -----------     ------------

OTHER INCOME (EXPENSE):
     Interest income                               31,045            24,394           55,439
     Interest expense                              (1,653)           (4,396)          (6,049)
                                             ------------       -----------     ------------
                                                   29,392            19,998           49,390
                                             ------------       -----------     ------------

INCOME (LOSS) BEFORE INCOME TAX
    PROVISION (BENEFIT)                           206,049           (31,924)         174,125

INCOME TAX PROVISION (BENEFIT)                     55,662           (12,131)          43,531
                                             ------------       -----------     ------------


NET INCOME (LOSS)                            $    150,387       $   (19,793)    $    130,594
                                             ============       ===========     ============

NET INCOME (LOSS) PER SHARE:
    Basic                                    $       0.01       $        --     $       0.01
                                             ============       ===========     ============
    Diluted                                  $       0.01       $        --     $       0.01
                                             ============       ===========     ============


(1) - Includes Intercompany transactions of $530,144, which are eliminated in consolidated total amounts.


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